                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 24, 1994)
                (TO PROSPECTUS SUPPLEMENT DATED MARCH 29, 1994)

                                    PROSPECTUS NUMBER: 1278
                                    DATED: SEPTEMBER 14, 1995


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                H.15 Prime


INDEX MATURITY:           One Day


TRADE DATE:               September 14, 1995


SETTLEMENT DATE:          September 19, 1995


MATURITY DATE:            September 19, 1996


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   -2.80%
                          (minus two hundred & eighty bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily, using prior day Prime.


INTEREST PAYMENT DATES:   December 19, 1995; March 19, 1996; June 19, 1996 and maturity, subject to modified following business day convention


INITIAL INTEREST RATE:    5.95%


FORM:                     Book-entry






     On April 24, 1995, the Company increased to $11,150,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $2,500,000,000. As of March 31, 1995, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $5,566,708,000.